UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sales Agreement

On December 17, 2024, GlucoTrack, Inc. (the “Company”) entered into an ATM sales agreement (the “Sales Agreement”) with Dawson James Securities, Inc. (“Dawson James”), pursuant to which the Company agreed to issue and sell (the “Offering”) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $8.23 million, from time to time, through an “at-the-market” equity offering program under which Dawson James will act as sales agent (the “Agent”).

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be sold or the gross proceeds to be raised, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent may sell the shares by methods deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made through the Nasdaq Stock Market LLC or on any other existing trading market for the Common Stock. The Company will pay the Agent a commission equal to three percent (3.0%) of the gross sales proceeds of Common Stock sold through it under the Sales Agreement, except where the Agent purchases Common Stock on a principal basis and the Company and Agent agree on a price mutually agreed upon at the relevant point of sale, and also has provided customary indemnification rights and has agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of their legal counsel. The Sales Agreement may be terminated by the Company upon prior notice to the Agent or by the Agent upon prior notice to the Company, or at any time under certain circumstances, including, but not limited to, the occurrence of a material adverse change in the Company. The Company is not obligated to sell any shares under the Sales Agreement.

Any sales of shares under the Sales Agreement will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-282297), including the related prospectus, that was filed with the Securities and Exchange Commission on September 23, 2024 and declared effective on October 3, 2024, as supplemented by a prospectus supplement dated December 17, 2024.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Nelson Mullins Riley & Scarborough LLP relating to the validity of the Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

1.1	At-the-Market Sales Agreement, dated December 17, 2024, by and between Glucotrack, Inc. and Dawson James Securities, Inc.

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2024

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer